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                                                                   Exhibit 23.02



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-74761) of Cardinal Health, Inc. of our report, with respect to the consolidated financial statements of Pyxis Corporation (not presented) dated August 2, 1996, appearing in the Current Report on Form 8-K/A of Cardinal Health, Inc. filed March 18, 1999.

                                        /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

San Diego, California
April 2, 1999